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                                                                   EXHIBIT 10.22

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of January 26, 2000, by and between Crossworlds Software, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
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be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 10, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Loan Agreement was amended pursuant to, among other documents, a Second Amendment to Loan and Security Agreement, dated October 28, 1998 pursuant to which, among other things, the Revolving Committed Line was amended to Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
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secured by the Collateral as described in the Loan Agreement and in that certain
Intellectual Property Security Agreement, dated October 28, 1998, by and between Borrower and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.   Modification(s) to Loan Agreement.
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          1.   The following terms as defined in Section 1.1 entitled
               "Definitions" are hereby amended to read as follows:

               Item "6" under "Eligible Accounts" means: Accounts for which the account debtor does not have its principal place of business in the United States except for Accounts pre-approved in writing by Bank, provided such Accounts do not, in the aggregate, exceed 25% of the Borrowing Base.

               "Revolving Maturity Date" means April 30, 2000.

          2. Section 2.1.2(a) entitled "Advances" is hereby amended to read as follows:

               Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving Advances to Borrower in an aggregate amount not to exceed (i) the lesser of (A) the Revolving Committed Line minus the Cash Management Sublimit or
               (B) the Borrowing Base, minus the sum of the following amounts:
               (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and (iii) the Foreign Exchange Reserve. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to 75% of Eligible Accounts (the advance rate against Eligible Accounts may be increased or decreased at Bank's sole discretion). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.2 may be repaid and reborrowed at any time prior to the Revolving Maturity Date. Notwithstanding the terms and conditions stated in this Section 2.1.2, any
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               Advances requested by Borrower pursuant to Sections 2.1.2.1 entitled "Letters of Credit" and 2.1.2.2 entitled "Foreign Exchange Contract, Foreign Exchange Settlements" shall be subject to the Borrowing Base.

          3. Section 2.1.4 entitled "Overadvances" is hereby amended to read as follows:

               Overadvances.  If Borrower's Obligations under Section 2.1.2,
               2.1.2.1 and 2.1.2.2 exceed the lesser of either (i) the Revolving Committed Line minus the Cash Management Sublimit or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

          4. Notwithstanding the terms and conditions contained in item "(1)" under Section 2.2(a) entitled "Interest Rate", effective as of the date hereof, all Revolving Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to one-half of one percentage point (0.50%) above the Prime Rate.

          5. Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:

                    (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than 120 days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information Bank requests.

                    (b) Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

                    (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

                    (d) Bank has the right to audit Borrower's Accounts at Borrower's expense prior to the initial Revolving Advance under the Revolving Committed Line and at such times as an Event of Default has occurred and is continuing.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.

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5.   PAYMENT OF LOAN FEE.   Borrower shall pay to Bank a fee in the amount of
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Fifty Thousand Dollars ($50,000) (the "Loan Fee"), plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
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below) agrees that, as of the date hereof, to the best of its knowledge, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.
The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITION.  The effectiveness of this Loan Modification Agreement is
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conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

CROSSWORLDS SOFTWARE, INC.               SILICON VALLEY BANK

By:____________________________          By:____________________________
Name:__________________________          Name:__________________________
Title:_________________________          Title:_________________________

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                              SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:           Crossworlds Software, Inc.

LOAN OFFICER:       Mark Schoenrock

DATE:               January 26, 2000

                    Loan Fee                   $50,000.00
                    Documentation Fee              250.00

                    TOTAL FEE DUE              $50,250.00
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Please indicate the method of payment:

     [ ]  A check for the total amount is attached.

     [ ]  Debit DDA # __________________ for the total amount.

     [ ]  Loan proceeds



_________________________________
Borrower                   (Date)


_________________________________
Silicon Valley Bank        (Date)
Account Officer's Signature